                                                                       Exhibit 4

                              MANAGEMENT AGREEMENT



     AGREEMENT made as of February __, 2000, by and between MERCURY QA EQUITY SERIES, INC., a Maryland corporation (hereinafter referred to as the "Corporation") on behalf of each of its series named in one or more Addenda hereto, as it may be amended from time to time (each, a "Fund," and collectively, the "Funds") and MERCURY ASSET MANAGEMENT US, a division of FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Manager"). This Agreement and the Addendum or Addenda pertaining to a Fund shall constitute the "investment advisory contract" for such Fund for purposes of Section 15(a) of the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Corporation is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

     WHEREAS, the Directors have established and designated each Fund as a series of the Corporation; and

     WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

     WHEREAS, the Corporation desires to retain the Manager to provide management and investment advisory services to each Fund in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Manager is willing to provide management and investment advisory services to each Fund on the terms and conditions hereafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Corporation and the Manager hereby agree as follows:

                                   ARTICLE I
                                   ---------
                             Duties of the Manager
                             ---------------------

     The Corporation hereby employs the Manager to act as a manager and investment adviser of each Fund and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Directors, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation or any Fund in any way or otherwise be deemed agents of the Corporation or any Fund.

     (a) Management Services. The Manager shall perform (or arrange for the
         -------------------
performance by affiliates of) the management and administrative services necessary for the operation of the Corporation and each Fund including administering shareholder accounts and handling shareholder relations. The Manager shall provide the Corporation and each Fund with office space, facilities, equipment and necessary personnel and such other services as the Manager, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Corporation and each Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall generally monitor the Corporation's and each Fund's compliance with investment policies and restrictions as set forth in the Registration Statement of the Corporation filed with the Securities and Exchange Commission under the Investment Company Act, as amended from time to time (the "Registration Statement"). The Manager shall make reports to the Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of each Fund as it shall determine to be desirable.

     (b) Investment Advisory Services.  The Manager shall provide (or arrange
         ----------------------------
for affiliates to provide) the Corporation with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of each Fund, shall furnish continuously an investment program for each Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of each Fund shall be held in the various securities and other financial instruments in which such Fund invests or cash, subject always to the restrictions of the Articles of Incorporation and By-Laws of the Corporation, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the applicable Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the Corporation's current Registration Statement. The Manager shall make decisions for the

Corporation as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to a Fund's portfolio securities shall be exercised. Should the Directors at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for each Fund's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Corporation to give instructions to the custodian of the Funds as to deliveries of securities and payments of cash for the account of the applicable Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of a Fund, the Manager is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Directors and set forth in the then current Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Corporation is affiliated.

                                   ARTICLE II
                                   ----------
                       Allocation of Charges and Expenses
                       ----------------------------------

     (a) The Manager.  The Manager assumes and shall pay for maintaining the
         -----------
staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provide under Article I hereof, and shall pay compensation of all officers of the Corporation and all Directors who are affiliated persons of the Manager.

     (b) The Corporation.  The Corporation assumes and shall pay or cause to be
         ---------------
paid all other expenses of the Corporation and each Fund (except for the expenses paid by Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc. (the "Distributor")), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates (if any), shareholder reports, copies of the Registration Statement, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Manager, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Corporation or a Fund. It is also understood that the Corporation shall reimburse the Manager for its costs in providing accounting services to the Corporation and each Fund. The Distributor will pay certain of the expenses of each Fund incurred in connection with the continuous offering of shares of common stock in each Fund.

                                  ARTICLE III
                                  -----------
                          Compensation of the Manager
                          ---------------------------

     (a) Management and Investment Advisory Fee.  For the services rendered, the
         --------------------------------------
facilities furnished and expenses assumed by the Manager, each Fund shall pay to the Manager at the end of each calendar month a fee based upon the average daily value of the net assets of such Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement, at the annual rate set forth on the Addendum or Addenda pertaining to such Fund, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Directors, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
                                   ----------
                     Limitation of Liability of the Manager
                     --------------------------------------

     The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Corporation and any Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Corporation or a Fund contemplated hereby and partners, shareholders, directors, officers and employees of the Manager and such affiliates.

                                   ARTICLE V
                                   ---------
                           Activities of the Manager
                           -------------------------

     The services of the Manager to the Corporation and the Funds are not to be deemed to be exclusive, and the Manager and each affiliate is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Corporation and any Fund are or may become interested in the Manager and its affiliates, as directors, officers, employees, partners, shareholders or otherwise, and that the Manager and directors, officers, employees, partners and shareholders of the Manager and its affiliates are or may become similarly interested in the Corporation or a Fund as shareholders or otherwise.

                                   ARTICLE VI
                                   ----------
                   Duration and Termination of this Agreement
                   ------------------------------------------

     This Agreement shall become effective with respect to a Fund as of the date such Fund commences investment operations, and shall remain in force with respect to such Fund for two years thereafter or, if sooner, until such date as may be set forth in the Addendum pertaining to such Fund, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Directors, or with respect to any Fund by the vote of a majority of the outstanding voting securities of such Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or with respect to a Fund by the vote of a majority of the outstanding voting securities of such Fund, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VII
                                  -----------
                          Amendments of this Agreement
                          ----------------------------

     This Agreement may be amended by the parties only if such amendment is specifically approved (i) (a) with respect to all Funds, by the vote of a majority of outstanding voting securities of each Fund, and (b) with respect to any one Fund, by the vote of a majority of outstanding voting securities of such Fund; and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                                  ------------
                          Definitions of Certain Terms
                          ----------------------------

     The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX
                                   ----------
                                 Governing Law
                                 -------------

     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE X
                                   ---------
                     Limitation of Obligations of Each Fund
                     --------------------------------------

     The obligations of each Fund hereunder shall be limited to the assets of that Fund, shall be separate from the obligations of each other series of the Corporation, and no Fund shall be liable for the obligations of any other series of the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.


                              MERCURY QA EQUITY SERIES, INC.
                                 on behalf of each Fund



                              By: _________________________
                                 Name:
                                 Title:



                              MERCURY ASSET MANAGEMENT US,
                              a division of Fund Asset Management, L.P.

                              By:   PRINCETON SERVICES, INC.,
                                    ITS GENERAL PARTNER



                              By: _________________________
                                 Name:
                                 Title:

                       ADDENDUM A TO MANAGEMENT AGREEMENT


          Name of Fund                                     Management Fee
          ------------                                     --------------

Mercury QA Large Cap Core Fund ...............................  0.40%
Mercury QA Large Cap Value Fund ..............................  0.40%
Mercury QA Large Cap Growth Fund .............................  0.40%
Mercury QA Mid Cap Fund ......................................  0.55%
Mercury QA Small Cap Fund ....................................  0.55%
Mercury QA International Fund ................................  0.65%